UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Pre-Funded Warrant Amendments

As previously reported, on June 30, 2024, Agrify Corporation (the “Company”) amended the terms of a pre-funded warrant (the “CP Warrant”) held by CP Acquisitions, LLC (“CP”), an entity affiliated with and controlled by Raymond Chang, the Chairman and Chief Executive Officer of the Company, and a pre-funded warrant (the “GIC Warrant”) held by GIC Acquisition LLC (“GIC”), an entity that is affiliated with and controlled by Mr. Chang and by I-Tseng Jenny Chan, a member of the Company’s Board of Directors. Among other things, the June 30, 2024 amendments removed certain adjustment provisions (the “Adjustment Provisions”) from the CP Warrant and the GIC Warrant. Pursuant to the Adjustment Provisions, each time the Company consummated any bona fide equity financing with the primary purpose of raising capital, then the number of shares of common stock underlying the CP Warrant or the GIC Warrant, as applicable, would be increased to an amount equal to (i) the amount of the convertible note that was originally converted into CP Warrant or the GIC Warrant, as applicable, divided by (ii) the purchase or conversion price in the equity financing transaction, subject to proportional adjustment in the event the CP Warrant or GIC Warrant, as applicable, has been partially exercised.

Also as previously reported, on August 12, 2024, the shareholders of the Company approved a proposal to amend the CP Warrant and the GIC Warrant to add the Adjustment Provisions at a future date. Pursuant to that approval, on August 28, 2024, the Company entered into an amendment to the CP Warrant (the “CP Warrant Amendment”) and an amendment to the GIC Warrant (the “GIC Warrant Amendment). The CP Warrant Amendment and the GIC Warrant Amendment inserted the Adjustment Provisions into the CP Warrant and the GIC Warrant, respectively. As a result of the CP Warrant Amendment and the GIC Warrant Amendment and the subsequent issuance of 2,844,672 shares of common stock to Ionic Ventures, LLC (“Ionic”) pursuant to a purchase agreement by and between the Company and Ionic (the “Purchase Agreement”) at an effective purchase price of approximately $0.1406 per share of Common Stock, the number of shares of common stock underlying the CP Warrant was adjusted to 81,784,320 and the number of shares of Common Stock underlying the GIC Warrant was adjusted to 16,276,832. On August 30, CP partially exercised the CP Warrant for 5,746,900 shares of common stock and assigned its rights to receive such shares to entities affiliated with Mr. Chang and Ms. Chan.

On September 27, 2024, the Company further amended the CP Warrant (the “CP September Warrant Amendment”) and the GIC Warrant (the “GIC September Warrant Amendment”) to (i) remove the Adjustment Provisions from each of the CP Warrant and the GIC Warrant and (ii) include a provision delaying any additional exercise of either the CP Warrant or the GIC Warrant at any time between September 27, 2024 and October 9, 2024.

The foregoing descriptions of the CP September Warrant Amendment and the GIC September Warrant Amendment are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Amendment to Pre-Funded Common Stock Purchase Warrant, dated as of September 27, 2024, by and between Agrify Corporation and CP Acquisitions, LLC
10.2	Amendment to Pre-Funded Common Stock Purchase Warrant, dated as of September 27, 2024, by and between Agrify Corporation and GIC Acquisition LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: October 1, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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